Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance

The company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Potential factors that could affect the company’s financial results are included from time to time in the company’s public reports filed with the Securities and Exchange Commission, including the company’s Form 10-K for the fiscal year ended January 1, 2017, and the company’s Form 10-Q for the fiscal quarters ended April 2, 2017, July 2, 2017, and October 1, 2017. The Company assumes no obligation to update any forward-looking statements or information.

Fiscal Year 2018
GAAP diluted earnings per share attributable to Illumina stockholders	$4.14 - $4.24
Amortization of acquired intangible assets	0.24
Non-cash interest expense (a)	0.21
Restructuring (b)	0.02
Incremental non-GAAP tax expense (c)	(0.11)
Non-GAAP diluted earnings per share attributable to Illumina stockholders	$4.50 - $4.60
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(a) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(b) Amount consists primarily of employee severance and retention costs related to the restructuring event that occurred in Q4 2017.

(c) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed above.